UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2013

SPIRE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 275-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2013, Roger G. Little announced that he would retire as Chief Executive Officer and President of Spire Corporation (the “Company”), effective as of the close of business on December 31, 2013. Mr. Little will continue to serve as Chairman of the Board of Directors of the Company.

On November 21, 2013, the Board of Directors of the Company appointed Rodger W. LaFavre, the Company’s current Chief Operating Officer, as Chief Executive Officer and President of the Company, effective January 1, 2014. Mr. LaFavre, 63, joined the Company in 2000 as Vice President, Utility Marketing of Spire Solar Operations. He was named Vice President and Chief Financial Officer of Spire Solar in June 2002, and Chief Operating Officer of Spire Solar in November 2002 and Chief Operating Officer of Spire Corporation in February 2005. Prior to joining the Company, Mr. LaFavre was Vice President of Stone & Webster Engineering Corporation, a worldwide engineering and construction company, where he was responsible for business development, corporate planning and the Asia subsidiary.

The Company issued a press release on November 26, 2013 announcing Mr. Little’s retirement and Mr. LaFavre's appointment, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.            Description

99.1        Press Release of the Company dated November 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

Date: November 26, 2013	By:	/s/ Robert S. Lieberman
Robert S. Lieberman
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.    Description

99.1    Press Release of the Company dated November 26, 2013.